SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2002 (April 9, 2002)

Province Healthcare Company
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23639	62-1710772

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer

Incorporation)		Identification No.)

105 Westwood Place

Suite 400

Brentwood, Tennessee	37027

(Address of Principal Executive Offices)	(Zip Code)

(615) 370-1377
(Registrant’s telephone number, including area code)

Item 5. OTHER EVENTS
Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
PRESS RELEASE

Item 5. OTHER EVENTS

     On April 9, 2002, Province Healthcare Company (the “Company”) announced that the Company’s Board Of Directors has approved a 3-for-2 stock split, which will be effected in the form of a 50% stock dividend. The new shares and payment for fractional shares will be distributed on April 30, 2002, to shareholders of record at the close of business on April 20, 2002. Each shareholder of record will receive one additional share of common stock for each two shares of common stock owned as of the record date.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release, issued on April 9, 2002, announcing the stock dividend.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVINCE HEALTHCARE COMPANY

By:	/s/ Brenda B. Rector Brenda B. Rector Vice President and Controller

Date: April 10, 2002